UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On September 9, 2011, the Texas Health and Human Services Commission (HHSC) and Superior HealthPlan, Inc. and Superior HealthPlan Network (collectively, Superior) fully executed the previously announced contracts for existing and expanded Medicaid and CHIP services.  According to the terms of the contract, Superior retained its existing service areas and products, including:
•	Austin (STAR and CHIP)
•	Corpus Christi (STAR, STAR+PLUS and CHIP)
•	El Paso (STAR and CHIP)
•	Lubbock (STAR and CHIP)
•	San Antonio (STAR, STAR+PLUS and CHIP)
In addition, the new contract award expands Superior's STAR, STAR+PLUS and CHIP product offerings as follows:
•	The new 10 county Hidalgo Service Area (STAR and STAR+PLUS)
•	Medicaid Rural Service Area West Texas
•	Medicaid Rural Service Area Central Texas
•	Medicaid Rural Service Area North-East Texas
•	Lubbock (STAR+PLUS)

The contracts expire on August 31, 2015, with the option to renew for an additional period or periods, but not to exceed a total of eight years.  The contracts are expected to commence late in the first quarter of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: September 15, 2011	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer